Castlight Health Announces Third Quarter 2019 Results

Signs Anthem, Inc. to Enterprise License Agreement
Launches Personalized High-Touch Offering for Health Navigation Platform Customers
Expands Leadership Team

SAN FRANCISCO - October 24, 2019 - Castlight Health, Inc. (NYSE:CSLT), a leading health benefits platform provider, today announced results for its third quarter ended September 30, 2019.
Recent Highlights

•Signed Anthem, Inc. to a 30-month enterprise license agreement, effective January 1, 2020, which renews the Engage relationship and provides a non-exclusive license for components of Castlight’s core platform services
•Launched its new personalized high-touch solution, Castlight Care Guides, and announced a Charter Customer Program that includes a Fortune 500 customer
•Selected its new Customer Center of Excellence in Salt Lake City, Utah, and hired and trained its inaugural class of Castlight employees
•Announced the following senior management appointments:
◦Helen Kotchoubey hired as executive vice president and chief operating officer
◦Will Bondurant promoted to senior vice president and chief financial officer, effective November 15, 2019
◦Matt Moran hired as senior vice president of corporate development to lead health plan and new growth initiatives

"We've made significant progress on our top priorities over the last ninety days. Our new Anthem enterprise license agreement is meaningful validation of our technology and a proof point for our growth strategy," said Maeve O'Meara, chief executive officer of Castlight Health. "In addition to expanding our Anthem relationship, Castlight made meaningful advances in jump-starting our health plan growth initiative, reinvigorating our customer base with value-based innovation, and assembling a strong team to lead Castlight in its next chapter. These steps are foundational to our long-term success."

For more information on the Anthem enterprise license agreement, please see the associated 8-K filing with the Securities and Exchange Commission and the press release entitled “Anthem, Inc. Signs Enterprise Licensing Agreement with Castlight Health” dated October 24, 2019. Also, please see the press release entitled “Castlight Health Announces Castlight Care Guides” dated October 22, 2019 for more information on the Castlight Care Guides announcement.

Financial performance for the three months ended September 30, 2019 compared to the three months ended September 30, 2018 includes:
•GAAP total revenue of $35.5 million, representing a decrease of 11.4%
•GAAP gross margin of 59.1%, compared to 63.1%
•Non-GAAP gross margin of 62.1%, compared to 67.7%
•GAAP operating loss of $9.6 million, compared to $7.5 million
•Non-GAAP operating loss of $5.4 million, compared to income of $0.3 million
•GAAP net loss per basic and diluted share of $0.06, compared to a net loss per basic and diluted share of $0.05
•Non-GAAP net loss per basic and diluted share of $0.04, compared to a net income per basic and diluted share of $0.00

•Cash used in operations of $7.4 million, compared to $6.0 million

Total cash, cash equivalents and marketable securities was $56.0 million as of September 30, 2019.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook
For the full year 2019, the Company expects:
•GAAP revenue in line with its previously-issued range of $140 million to $145 million
•Non-GAAP operating loss to exceed $13 million, the high-end of its previously-issued range of $8 million to $13 million
•Non-GAAP net loss per share to exceed $0.09, the high-end of its previously-issued range of $0.06 to $0.09 based on approximately 145 million to 146 million shares

About Helen Kotchoubey
Helen is an experienced healthcare operations leader and advisor. From 2017 to August 2018, Helen served as chief of staff at New York-Presbyterian Brooklyn Methodist Hospital where she integrated $1 billion in hospital assets into a nationally recognized academic healthcare delivery system and oversaw a 300-person staff across sixteen departments. From 2006 to 2017, Helen held multiple operating roles at New York-Presbyterian Hospital including vice president of IT strategy where she led financial and strategic planning initiatives and managed the department’s annual operating budget. Prior to that, Helen served as director of revenue cycle management at Montefiore Medical Center in New York and as a manager and consultant at Deloitte in their healthcare practice. Helen holds an MBA from Harvard Business School and a BA from Amherst College.

About Will Bondurant

Will Bondurant is a six-year veteran of Castlight Health with deep operational experience across the Company’s finance, product, and customer-facing functions, including serving as the lead of Castlight’s Anthem relationship since 2017. Will began his Castlight career in 2013 as director, strategy and corporate development where he led the annual and corporate planning and strategy processes. In 2015, Will served as director, product marketing where he was responsible for product positioning, pricing and market strategy. In 2017, Will served as senior director, health plan strategy where he negotiated and launched Castlight’s partnership with Anthem and the distribution of the Engage health navigation app. In 2018, Will served as vice president, professional services where he was responsible for client launches and migrations. Prior to joining Castlight, Will served as an analyst at McKinsey & Company focusing on healthcare delivery. Will holds a BA from the University of North Carolina.
About Matt Moran

Matt is a proven leader in digital health and has been working in healthcare since 2002. From 2015 to September 2019, Matt worked at Rally Health, most recently as vice president of strategy. From 2006 to 2015, Matt was at Prime Therapeutics, a pharmacy benefit manager serving 22 Blues plans and 28 million members. From 2013 to 2015, Matt served as Prime’s vice president of client engagement where he was responsible for the strategic alignment, sales, and business performance between the company and its Blue Cross Blue Shield health plan partners. Before joining Prime, Matt held positions in Deloitte Consulting’s healthcare and life sciences practice and at Health Care Services Corporation (Blue Cross Blue Shield) in Chicago. Matt holds an MBA from the University of Notre Dame and a BBA from Indiana University.

Quarterly Conference Call
Castlight Health senior management will host a conference call to discuss its third quarter 2019 results and business outlook today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://ir.castlighthealth.com. An archive of the webcast can also be accessed through the same link. The live conference call can be accessed by dialing (833) 238-7953 and the replay will be available for one week at (800) 585-8367. The conference ID number for the live call and replay is 5829129.

About Castlight Health
Castlight is on a mission to make it as easy as humanly possible to navigate healthcare and live happier, healthier, more productive lives. Our health navigation platform connects with hundreds of health vendors, benefits resources, and plan designs, giving rise to the world's first comprehensive app for all health needs. We guide individuals-based on their unique profile- to the best resources available to them, whether they are healthy, chronically ill, or actively seeking medical care. In doing so, we help companies regain control over rising healthcare costs and get more value from their benefits investments. Castlight revolutionized the healthcare sector with the introduction of data-driven price transparency tools in 2008 and the first consumer-grade wellbeing platform in 2012. Today, Castlight serves as the health navigation platform for millions of people and is a trusted partner to many of the largest employers in the world.

For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook.

Non-GAAP Financial Measures
To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross profit and margin, non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share. Non-GAAP gross profit and margin, non-GAAP operating expense, non-GAAP operating income (loss), and non-GAAP net income (loss) exclude stock-based compensation, certain legal expenses, amortization of intangibles, restructuring charges, amortization of internal-use software, and lease exit and related charges.

We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance.

We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating loss and net loss per share guidance for the full year 2019 to comparable GAAP measures because we do not provide guidance for stock-based compensation expense, and capitalization and amortization of internal-use software, which are reconciling items between GAAP and non-GAAP. The factors that may impact our future stock-based compensation expense, and capitalization and amortization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort. Factors include our market capitalization and related volatility of our stock price and our inability to project the cost or scope of internally produced software.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP.

Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements about Castlight Health’s expectations, plans, intentions, and strategies, including, but not limited to, statements regarding Castlight Health’s third quarter performance and 2019 full year projections, executive leadership, the success of our strategy and our expectations for our future business and financial performance. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Castlight Health’s documents filed with or furnished to the Securities and Exchange Commission, including the risks set forth in our quarterly report on Form 10-Q for the three months ended September 30, 2019. All forward-looking statements in this press release are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements.

Copyright 2019 Castlight Health, Inc. Castlight Health® is the registered trademark of Castlight Health, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	As of
	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$36,040	$66,005
Marketable securities	19,977	11,327
Accounts receivable and other, net	35,442	26,816
Prepaid expenses and other current assets	4,512	3,680
Total current assets	95,971	107,828
Property and equipment, net	3,318	3,963
Restricted cash, non-current	1,325	1,325
Deferred commissions	17,242	20,142
Deferred professional service costs	8,429	10,133
Intangible assets, net	13,253	16,209
Goodwill	91,785	91,785
Operating lease right-of-use assets, net	13,351	—
Other assets	2,119	2,129
Total assets	$246,793	$253,514
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,989	$9,556
Accrued expenses and other current liabilities	11,169	15,454
Accrued compensation	5,547	5,975
Deferred revenue	17,509	20,193
Operating lease liabilities	5,897	—
Total current liabilities	52,111	51,178
Deferred revenue, non-current	824	1,030
Debt, non-current	1,860	3,254
Operating lease liabilities, non-current	10,574	—
Other liabilities, non-current	1,125	3,381
Total liabilities	66,494	58,843
Stockholders’ equity	180,299	194,671
Total liabilities and stockholders’ equity	$246,793	$253,514

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Subscription	$34,900	$36,702	$102,670	$104,493
Professional services and other	561	3,339	4,191	9,811
Total revenue, net	35,461	40,041	106,861	114,304
Cost of revenue:
Cost of subscription(1)	8,517	8,558	24,917	26,872
Cost of professional services and other(1)	5,984	6,237	17,857	18,596
Total cost of revenue	14,501	14,795	42,774	45,468
Gross profit	20,960	25,246	64,087	68,836
Operating expenses:
Sales and marketing(1)	9,829	11,497	27,933	38,715
Research and development(1)	14,295	15,028	44,507	46,824
General and administrative(1)	6,440	6,193	20,743	19,400
Total operating expenses	30,564	32,718	93,183	104,939
Operating loss	(9,604)	(7,472)	(29,096)	(36,103)
Other income, net	268	207	840	436
Net loss	$(9,336)	$(7,265)	$(28,256)	$(35,667)
Net loss per share, basic and diluted	$(0.06)	$(0.05)	$(0.20)	$(0.26)
Weighted-average shares used to compute basic and diluted net loss per share	145,701	138,490	144,434	136,735

(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of revenue:
Cost of subscription	$180	$322	$595	$795
Cost of professional services and other	236	322	737	938
Sales and marketing	678	699	1,967	3,155
Research and development	1,294	1,798	4,731	5,360
General and administrative	625	1,129	3,817	3,761

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating activities:
Net loss	$(9,336)	$(7,265)	$(28,256)	$(35,667)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,681	1,698	4,368	5,271
Stock-based compensation	3,013	4,270	11,847	14,009
Amortization of deferred commissions	2,547	3,217	7,403	9,017
Amortization of deferred professional service costs	1,096	1,254	3,110	3,351
Non-cash operating lease expense	1,339	—	3,919	—
Lease exit and related charges	—	253	—	2,070
Accretion and amortization of marketable securities	(30)	(126)	(243)	(392)
Changes in operating assets and liabilities:
Accounts receivable and other, net	(2,831)	(2,050)	(8,626)	(8,302)
Deferred commissions	(1,833)	(2,201)	(4,503)	(5,180)
Deferred professional service costs	(400)	(721)	(1,301)	(2,110)
Prepaid expenses and other assets	1,042	777	(822)	(1,119)
Accounts payable	513	1,234	2,377	1,745
Operating lease liabilities	(1,472)	—	(4,267)	—
Accrued expenses and other liabilities	59	(1,537)	(3,072)	1,645
Deferred revenue	(3,202)	(1,105)	(2,890)	(2,315)
Accrued compensation	378	(3,669)	(428)	(8,080)
Net cash used in operating activities	(7,436)	(5,971)	(21,384)	(26,057)
Investing activities:
Purchase of property and equipment	(119)	(591)	(712)	(1,895)
Purchase of marketable securities	(9,289)	(1,451)	(23,069)	(25,430)
Maturities of marketable securities	3,217	9,900	14,670	36,350
Net cash (used in) provided by investing activities	(6,191)	7,858	(9,111)	9,025
Financing activities:
Proceeds from exercise of stock options	79	371	1,924	2,613
Principal payments on long-term debt	(464)	—	(1,394)	—
Net cash (used in) provided by financing activities	(385)	371	530	2,613

Net (decrease) increase in cash, cash equivalents and restricted cash	(14,012)	2,258	(29,965)	(14,419)
Cash, cash equivalents and restricted cash at beginning of period	51,377	45,967	67,330	62,644
Cash, cash equivalents and restricted cash at end of period	$37,365	$48,225	$37,365	$48,225

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$36,040	$46,900	$36,040	$46,900
Restricted cash	1,325	1,325	1,325	1,325
Total cash, cash equivalents and restricted cash	$37,365	$48,225	$37,365	$48,225

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Gross profit:
GAAP gross profit subscription	$26,383	$25,730	$28,144	$77,753	$77,621
Stock-based compensation	180	196	322	595	795
Amortization of internal-use software	—	—	220	—	658
Amortization of intangibles	660	587	678	1,834	2,034
Reduction in workforce	—	—	130	—	130
Non-GAAP gross profit subscription	$27,223	$26,513	$29,494	$80,182	$81,238
GAAP gross margin subscription	75.6%	75.8%	76.7%	75.7%	74.3%
Non-GAAP gross margin subscription	78.0%	78.1%	80.4%	78.1%	77.7%

GAAP gross loss professional services	$(5,423)	$(3,983)	$(2,898)	$(13,666)	$(8,785)
Stock-based compensation	236	236	322	737	938
Reduction in workforce	—	—	173	—	173
Non-GAAP gross loss professional services	$(5,187)	$(3,747)	$(2,403)	$(12,929)	$(7,674)
GAAP gross margin professional services	(967)%	(205)%	(86.8)%	(326)%	(89.5)%
Non-GAAP gross margin professional services	(925)%	(193)%	(72.0)%	(308)%	(78.2)%

GAAP gross profit	$20,960	$21,747	$25,246	$64,087	$68,836
Impact of non-GAAP adjustments	1,076	1,019	1,845	3,166	4,728
Non-GAAP gross profit	$22,036	$22,766	$27,091	$67,253	$73,564
GAAP gross margin	59.1%	60.6%	63.1%	60.0%	60.2%
Non-GAAP gross margin	62.1%	63.4%	67.7%	62.9%	64.4%

Operating expense:
GAAP sales and marketing	$9,829	$8,889	$11,497	$27,933	$38,715
Stock-based compensation	(678)	(662)	(699)	(1,967)	(3,155)
Amortization of intangibles	(528)	(272)	(271)	(1,072)	(992)
Reduction in workforce	—	—	(1,055)	—	(1,055)
Non-GAAP sales and marketing	$8,623	$7,955	$9,472	$24,894	$33,513

GAAP research and development	$14,295	$14,487	$15,028	$44,507	$46,824
Stock-based compensation	(1,294)	(1,733)	(1,798)	(4,731)	(5,360)
Reduction in workforce	—	—	(522)	—	(522)
Certain legal expenses	—	—	—	(191)	—
Lease exit and related charges	—	—	(253)	—	(2,011)
Non-GAAP research and development	$13,001	$12,754	$12,455	$39,585	$38,931

GAAP general and administrative	$6,440	$7,010	$6,193	$20,743	$19,400
Stock-based compensation	(625)	(2,030)	(1,129)	(3,817)	(3,761)
Amortization of intangibles	(16)	(17)	(16)	(50)	(50)
Certain legal expenses	—	—	—	(533)	—
Reduction in workforce	—	—	(172)	—	(172)
Non-GAAP general and administrative	$5,799	$4,963	$4,876	$16,343	$15,417

GAAP operating expense	$30,564	$30,386	$32,718	$93,183	$104,939
Impact of non-GAAP adjustments	(3,141)	(4,714)	(5,915)	(12,361)	(17,078)
Non-GAAP operating expense	$27,423	$25,672	$26,803	$80,822	$87,861

Operating loss:
GAAP operating loss	$(9,604)	$(8,639)	$(7,472)	$(29,096)	$(36,103)

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

Impact of non-GAAP adjustments	4,217	5,733	7,760	15,527	21,806
Non-GAAP operating loss (income)	$(5,387)	$(2,906)	$288	$(13,569)	$(14,297)

Net (loss) income and net (loss) income per share:
GAAP net loss	$(9,336)	$(8,381)	$(7,265)	$(28,256)	$(35,667)
Total pre-tax impact of non-GAAP adjustments	4,217	5,733	7,760	15,527	21,806
Non-GAAP net (loss) income	$(5,119)	$(2,648)	$495	$(12,729)	$(13,861)
GAAP net loss per share, basic and diluted	$(0.06)	$(0.06)	$(0.05)	$(0.20)	$(0.26)
Non-GAAP net (loss) income per share, basic and diluted	$(0.04)	$(0.02)	$0.00	$(0.09)	$(0.10)
Shares used in basic and diluted net (loss) income per share computation	145,701	144,572	138,490	144,434	136,735

Castlight Media Contact:
Courtney Lamie
press@castlighthealth.com
276-492-4248

Castlight Investor Contact:
Gary J. Fuges, CFA
ir@castlighthealth.com
415-829-1680